Calculation of Filing Fee Tables
S-8
SOLAI Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Ordinary Shares, par value US$0.00005 per share	Other	71,999,064	$ 0.0115	$ 827,989.24	0.0001381	$ 114.35
Total Offering Amounts:						$ 827,989.24		$ 114.35
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 114.35
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement to which this exhibit 107 is a part includes an indeterminate number of additional Class A ordinary shares, par value US$0.00005 per share (the "Class A Ordinary Shares") of SOLAI Limited (formerly known as BIT Mining Limited) (the "Company" or "Registrant"), which may be offered and issued under the Registrant's 2021 Share Incentive Plan (the "2021 Plan") to prevent dilution from stock splits, stock dividends or similar transactions. These Class A Ordinary Shares may be represented by the Registrant's American depositary shares ("ADSs"), each of which represents one hundred (100) Class A Ordinary Shares. ADSs issuable upon deposit of the securities registered hereby have been registered under separate registration statements on Form F-6, as amended (Registration No. 333-192259 and Registration No. 333-267548). Represents additional Class A Ordinary Shares reserved for issuance under the 2021 Plan pursuant to the 2021 Plan's evergreen provision. Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant's ADSs as reported on the New York Stock Exchange on January 9, 2026 divided by one hundred (100), the then Ordinary Share-to-ADS ratio.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A